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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-21269 and 333-26973) pertaining to the:

         White Pine Software, Inc. Stock Option Plan (1992),

         White Pine Software, Inc. Stock Option Plan (1993),

         White Pine Software, Inc. Stock Option Plan (1994),

         White Pine Software, Inc. Stock Option Plan (1995),

         Letter Agreement between White Pine Software, Inc. and Andrew Hally dated as of March 25, 1996,

         Letter Agreement between White Pine Software, Inc. and Richard Kennerly delivered as of April 16, 1996,

         White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan,

         White Pine Software, Inc. 1996 Employee Stock Purchase Plan

of our report dated March 30, 1999, with respect to the consolidated financial statements of White Pine Software, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.

                                      /s/ ERNST & YOUNG LLP

Manchester, New Hampshire
March 30, 1999